Exhibit 10.18
REGISTRATION RIGHTS AGREEMENT

WHEREAS, the parties listed on Schedule A hereto (each, individually, a “Holder” and, collectively, the “Holders”) have been issued (a) shares of the following classes of securities of CorEnergy Infrastructure Trust, Inc., a Maryland corporation (“CorEnergy”), which are registered with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder (the “1934 Act”): (i) CorEnergy’s Common Stock, par value $0.001 per share (“CorEnergy Common Stock”), and (ii) depositary shares, each representing 1/100th of a whole share of CorEnergy’s 7.375% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share (“CorEnergy Series A Preferred Stock”), and (b) shares of CorEnergy’s Common Stock, par value $0.001 per share, designated as Class B Common Stock (“Class B Common Stock”).  The Class B Common Stock will be convertible into shares of the following classes of CorEnergy securities: (x) CorEnergy Common Stock, and (y) any class of securities of CorEnergy registered under the 1934 Act that may subsequently be issued by CorEnergy in exchange for, or as a replacement of, all then‑outstanding shares of CorEnergy Common Stock (such class of securities, together with CorEnergy Common Stock and CorEnergy Series A Preferred Stock, collectively, the “CorEnergy Public Shares”).

WHEREAS, in connection with the issuance of the CorEnergy Common Stock, CorEnergy Series A Preferred Stock and the Class B Common Stock to the Holders, CorEnergy has set forth the following terms as set forth herein:

ARTICLE I
DEMAND REGISTRATION

Section 1.1          Registration Statement.

(a)         Requests for Registration. Subject to the terms, conditions and limitations of this Agreement, one or more of the Holders may request registration (any such requested registration, a “Demand Registration”) under the under the Securities Act of 1933, as amended, and the regulations promulgated thereunder (the “1933 Act”) of all or any portion of their Registrable Securities (as hereinafter defined).

(b)          Registration.

(i)          Promptly, and in any event (except as otherwise provided herein) within 20 business days, after one or more of the Holders delivers written notice (a “Registration Request”) to CorEnergy requesting a Demand Registration including a Shelf Registration of any of the Registrable Securities (as hereinafter defined) pursuant to Section 1.1(a) hereof, CorEnergy shall file a Registration Statement (as hereinafter defined) on the form selected by CorEnergy as most appropriate for the demand made with the SEC covering resales of all of the Registrable Securities, including Registrable Securities which have been or may be obtained upon conversion of the Class B Common Stock, or any other Registrable Securities pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein to the extent in accordance with the terms set forth herein, and CorEnergy shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act within three months after the initial filing thereof.

(ii)        Notwithstanding anything to the contrary in the foregoing, if CorEnergy shall furnish to such Holder or Holders a certificate signed by the Chief Executive Officer or Chief Financial Officer of CorEnergy stating that, in the good faith judgment of the board of directors of CorEnergy, it would be significantly disadvantageous to CorEnergy and its stockholders for such Registration Statement to be filed on or before the date filing would be required in accordance with the foregoing, CorEnergy shall have an additional 30 days in which to file such Registration Statement (provided, however, that CorEnergy may not invoke this right to postpone such registration more than three times in any 12-month period).

(iii)        The Registration Statement shall be available for the sale of Registrable Securities in accordance with the intended method or methods of distribution by the Selling Holders (as hereinafter defined) and shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith. The term “Selling Holders” shall mean and include any one or more Holders of Registrable Securities the public sale of which has been or is intended to be registered under the 1933 Act pursuant to a Registration Statement. CorEnergy agrees that it shall deliver to the Holder or Holders submitting a Registration Request hereunder, upon their request, for their review and comment a copy of the Registration Statement and any amendments and supplements thereto (other than post-effective amendments) prior to filing thereof with the SEC.

(iv)        Notwithstanding anything in the foregoing to the contrary, CorEnergy shall not be obligated to file such Registration Statement (i) if CorEnergy has filed a Registration Statement with respect to any of the Registrable Securities, including Registrable Securities that have been or may be issued from time to time upon conversion of Class B Common Stock issued to any of the Holders, during the 12 month period preceding such Registration Request or (ii) if such Registration Request constitutes a request for the registration of less than 25% of the aggregate number of Registrable Securities issued or issuable to all of the Holders as a group.

(c)       Once the Registration Statement (including, as applicable, a Registration Statement filed pursuant to Rule 415 (a “Shelf Registration”) under the 1933 Act) becomes effective, CorEnergy shall keep the Registration Statement continuously effective and available for resale of the Registrable Securities until the earliest to occur of (i) the sale of all of the Registrable Securities by the Holders submitting the Registration Request in accordance with the Registration Statement, (ii) the date on which, in the opinion of counsel for CorEnergy, all of such Registrable Securities become eligible for sale pursuant to Rule 144 (or any successor provision to such rule) under the 1933 Act, or (iii) in the opinion of counsel to CorEnergy, such Registrable Securities may be distributed without registration under the 1933 Act. Notwithstanding anything to the contrary in the foregoing, if CorEnergy determines that it is necessary to amend or supplement such Registration Statement and if CorEnergy shall furnish to the applicable Holders a certificate signed by the Chief Executive Officer or Chief Financial Officer of CorEnergy stating that, in the good faith judgment of the board of directors of CorEnergy, it would be significantly disadvantageous to CorEnergy and its stockholders for any such Registration Statement to be amended or supplemented, CorEnergy may defer such amending or supplementing of such Registration Statement for not more than 60 days and, in such event, such Holders shall be required to discontinue disposition of any Registrable Securities covered by such Registration Statement during such period.

(d)          The right of any Holder to give a Registration Request shall be subject to the following:

(i)         Such Holder will certify in such Registration Request that it has a bona fide intention to sell all or a portion of the Registrable Securities, as specified in such Registration Request, within 12 months after the effective date of such Registration Statement; or

(ii)         Compliance with Article III below.

(e)          Underwritten Offerings.

(i)        At any time and from time to time when any Holder or Holders representing 25% of the aggregate number of Registrable Securities then outstanding of the Holders as a group (collectively, a “Demanding Holder”) makes a Registration Request, such Demanding Holder may also request that all or any portion of its Registrable Securities be sold to a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer’s market-making activities (an “Underwriter”) in a firm commitment underwriting for distribution to the public or other coordinated offering that is registered pursuant to the Registration Statement (each, an “Underwritten Offering”); provided that CorEnergy shall only be obligated to effect an Underwritten Offering if such offering shall include Registrable Securities proposed to be sold by the Demanding Holder, together with any Registrable Securities proposed to be sold by the Requesting Holders (as hereinafter defined), if any, collectively having a total offering price reasonably expected to exceed, in the aggregate, $20 million (the “Minimum Takedown Threshold”). All requests for Underwritten Offerings shall be made by giving written notice to CorEnergy, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Offering, and such request must be made at the time of the Registration Request. CorEnergy shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks). Notwithstanding anything to the contrary in this Agreement, CorEnergy may effect any Underwritten Offering pursuant to any then effective Registration Statement, including a Form S-3 that is then available for such offering.

(ii)        If the managing Underwriter or Underwriters in an Underwritten Offering, in good faith, advises CorEnergy, the Demanding Holders, other Holders, and any third party entitled to request piggy back rights pursuant to this Agreement or other registration rights agreement to which CorEnergy is a party (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then, the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested to be included shall be reduced prorata (based on the number of securities each such person has requested be sold in such offering) so as not to exceed the Maximum Number of Securities. To facilitate the allocation of Registrable Securities in accordance with the above provisions, CorEnergy or the Underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. CorEnergy shall not be required to include any Registrable Securities in such Underwritten Offering unless the Holders accept the terms of the underwriting as agreed upon between CorEnergy and its Underwriters.

(iii)        In the event there is an Underwritten Offering pursuant to this Section 1.2(e), the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder agreeing to sell its Registrable Securities on the basis provided in any customary and reasonable underwriting arrangements approved by the persons entitled to select the applicable underwriters and completing and executing all questionnaires, powers of attorney, indemnities, underwriting agreements and other customary and reasonable documents reasonably required under the terms of such underwriting arrangements.

(f)          Holder Requirements. The right of any Holder to give a Registration Request shall be subject to the following:

(i)         Such Holder will certify in such Registration Request that it has a bona fide intention to sell all or a portion of the Registrable Securities, as specified in such Registration Request, within 12 months after the effective date of such Registration Statement; or

(ii)         Compliance with Article III below.

(g)          Certain Definitions.

(i)        The term “Registrable Securities” shall mean (i) any CorEnergy Public Shares, including any CorEnergy Public Shares that have been or may be issued from time to time upon the conversion of Class B Common Stock and (ii) any securities issued by CorEnergy as a dividend or distribution on account of Registrable Securities or resulting from a subdivision of outstanding Registrable Securities into a greater number of securities (by reclassification, stock split or otherwise).

(ii)         The term “Registration Statement” shall mean any registration statement that covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus (as hereinafter defined) included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

Section 1.2           Restrictions on Sales by Holders; Limitations on Demand Notices.

(a)        If, at any time when either (i) a Registration Request is pending or (ii) a Registration Statement filed pursuant to a prior Registration Request is in effect, and CorEnergy is issuing securities to the public in an underwritten offering (a “CorEnergy Offering”) and the managing underwriter for such underwriting requests that the Holders not effect any public sale or distribution of Registrable Securities or any securities convertible into or exchangeable or exercisable for such Registrable Securities, then the Holders shall not be permitted to effect any such public sale or distribution during the 15 calendar day period prior to, and during the 90 calendar day period subsequent to, the date (an “Execution Date”) specified in the Lock-Out Notice (as defined below) as the anticipated date of the execution and delivery of the underwriting agreement (or, if later, a pricing or terms agreement signed pursuant to such underwriting agreement) to be entered into in connection with the CorEnergy Offering. The Execution Date shall be no fewer than 14 calendar days subsequent to the date of delivery of written notice (a “Lock-Out Notice”) by CorEnergy to the applicable Holders of the anticipated execution of an underwriting agreement (or pricing or terms agreement), and the Execution Date shall be specified in the Lock-Out Notice, which Lock-Out Notice shall be kept confidential by any Holders receiving the same in the manner prescribed for information delivered to Holders pursuant to Section 2.1(k) hereof. CorEnergy may not deliver a Lock-Out Notice unless it is making a good faith effort to pursue and implement the CorEnergy Offering. CorEnergy may not establish Lock-Out periods (each, a “Lock-Out Period”) for an aggregate period for more than 120 days during any 12-month period. Any Lock-Out Period may be shortened at CorEnergy’s sole discretion by written notice to the applicable Holders, and the applicable Lock-Out Period shall be deemed to have ended on the date such notice is received by such Holders. A Lock-Out Period shall be deemed to not have occurred, and a Lock-Out Notice shall be deemed not to have been delivered, if prior to the Execution Date specified above, CorEnergy delivers a written notice to the applicable Holders stating that the CorEnergy Offering with respect to which such Lock-Out Notice had been delivered, has not been, or shall not be, consummated.

(b)         In addition to any rights pursuant to Article III, the Holders shall have the right to “make” two (2) Registration Requests in total pursuant to Section 1.1.  A Registration Request shall not be counted as “made” for purposes of this Section 1.2(b): (i) if the Registration Statement does not become effective, (ii) CorEnergy delivers a Lock-Out Notice pursuant to 1.2(a) with respect to such Registration Request or accompanying registration that prevents sale of the Registrable Securities for at least 120 days, (iii) if the Holder(s) initiating the Registration Request withdraw such request withdraws its Demand Notice and, except for withdrawn Demand Notices pursuant to Section 1.1(b)(ii) or 1.2(a), elects to pay the registration expenses therefor, (iv) the transactions contemplated by the applicable underwriting agreement fail to close (other than as a result of any act or omission of the Holder(s)), or (v) in the case of an underwritten offering, if less than 75% of the Registrable Securities initially requested by the Holder(s) to be included are not so included pursuant to Section 1.1(e)(ii).

ARTICLE II
REGISTRATION PROCEDURES

Section 2.1          Registration Procedures. In connection with any registration of Registrable Securities, CorEnergy shall, at its expense, use its reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the terms hereof, and pursuant thereto CorEnergy shall, as expeditiously as possible:

(a)        prepare and file with (or submit confidentially to) the SEC as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective;

(b)       prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus constituting a part thereof, as amended or supplemented (the “Prospectus”), as may be necessary to keep the Registration Statement effective and to comply with the provisions of the 1933 Act with respect to resales of Registrable Securities in accordance with the intended method or methods of distribution by the Selling Holders (other than an underwritten offering) whenever the Selling Holders shall desire to sell or otherwise dispose of the same, or any portion thereof, but in no event beyond the period during which the Registration Statement is required to be kept in effect or the Registrable Securities have been sold, and otherwise subject to the limitations, under Section 1.1 above;

(c)         furnish to the Selling Holders, without charge, such number of authorized copies of the Registration Statement, Prospectus, and any amendments or supplements thereto, in conformity with the requirements of the 1933 Act and the 1934 Act, each “free writing prospectus” and such other documents as the Selling Holders or Underwriters may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Selling Holders, and CorEnergy hereby consents to the use of the Registration Statement, Prospectus, and any amendments or supplements, each “free writing prospectus” and such other documents in connection with the offering and sale of the Registrable Securities;

(d)        register or qualify the Registrable Securities under state securities or blue sky laws of such jurisdictions as are reasonably required to effect a sale thereof and do any and all other acts and things which may be necessary or appropriate under such state securities or blue sky laws to enable the Selling Holders to consummate the public sale or other disposition in such jurisdictions of the Registrable Securities to be sold or otherwise disposed of by the Selling Holders from time to time;

(e)          before filing with the SEC any amendments or supplements to the Registration Statement or the Prospectus, furnish copies of all such documents proposed to be filed to the applicable Selling Holders included in such Registration Statement, who shall have five business days to review and comment thereon; provided, however, that the information concerning the Holders in such documents (including, without limitation, the proposed method of distribution by such Holders of their Registrable Securities) shall be subject to the approval of such Holders;

(f)        notify the applicable Selling Holders included in such Registration Statement promptly (and, if requested by the Selling Holders, confirm in writing) (i) when the Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for amendments or supplements to the Registration Statement and the Prospectus or for

additional information, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by CorEnergy of any notification with respect to the suspension of the qualification of the Registrable Securities or the initiation of any proceeding for such purpose, and (v) of the happening of any event during the period the Registration Statement is effective which results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(g)          obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest practicable time;

(h)          cooperate with the Selling Holders to facilitate the timely preparation and delivery of certificates evidencing any certificated Registrable Securities being sold, which certificates shall not bear any restrictive legends provided the Registrable Securities evidenced thereby have been sold in a manner permitted by the Prospectus, or comparable evidence of the transfer of ownership of any Registrable Securities that are held in uncertificated form with respect to records maintained by CorEnergy’s then-current transfer agent and registrar for any of such Registrable Securities;

(i)          upon the occurrence of any event contemplated by Subsection 2.1(f)(v), promptly (subject to the timing provisions of Section 1.1(b) above) prepare and file a supplement or post-effective amendment to the Registration Statement or the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities, the Registration Statement, and the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(j)          cause the Registrable Securities to be listed on any securities exchange on which securities of the same class issued by CorEnergy are then listed;

(k)          make available for inspection by the Selling Holders, any Underwriter participating in any disposition or sale pursuant to such registration statement and any counsel, accountants or other representatives retained by Selling Holders, such financial and other records and pertinent corporate documents of CorEnergy and cause the officers, directors and employees of CorEnergy to supply such records, documents or information reasonably requested by the Selling Holders, counsel, accountants or representatives in connection with the preparation of the Registration Statement that are reasonably required in order for the Selling Holders to establish their “due diligence” defense against liabilities under Section 12(a)(2) of the 1933 Act; provided, however, that such records, documents or information are confidential and shall not be disclosed by the Selling Holders, counsel, accountants or representatives unless (i) such disclosure is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (ii) such records, documents or information become generally available to the public other than through a breach of the terms hereof;

(l)          maintain a transfer agent and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

(m)       enter into and perform such customary agreements (including, as applicable, underwriting agreements in customary form) and take all such other actions as the Selling Holders of the Registrable Securities being sold or the Underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(n)       obtain a “comfort” letter from CorEnergy’s independent registered public accountants in the event of an Underwritten Offering or other coordinated offering that is registered pursuant to a Registration Statement, in customary form and covering such matters of the type customarily covered by “comfort” letters as the managing Underwriter or other similar type of sales agent or placement agent may reasonably request, and reasonably satisfactory to the Selling Holders;

(o)          on the date the Registrable Securities are delivered for sale pursuant to such registration, obtain an opinion, dated such date, of counsel representing CorEnergy for the purposes of such registration, addressed to the Selling Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to the Selling Holders;

(p)          make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of CorEnergy’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder (or any successor rule then in effect);

(q)       to the extent that any Selling Holder, in the determination of CorEnergy, might be deemed to be an underwriter of any Registrable Securities or a controlling person of CorEnergy, permit such Selling Holder to participate in the preparation of such registration or comparable statement and to allow such Selling Holder to provide language for insertion therein, in form and substance satisfactory to CorEnergy, which in the reasonable judgment of such Selling Holder and its counsel should be included;

(r)         use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(s)         cooperate with the Selling Holders covered by the Registration Statement and the managing Underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the Registration Statement, or the removal of any restrictive legends associated with any account at which such securities are held, and enable such securities to be in such denominations and registered in such names as the managing Underwriter, or agent, if any, or such Selling Holders may request;

(t)          consider any request by any managing Underwriter, to include in any Prospectus or supplement thereto updated financial or business information for CorEnergy’s most recent period or current quarterly period (including estimated results or ranges of results);

(u)         otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Selling Holders, in connection with such registration.

Section 2.2          Registration Expenses. CorEnergy shall bear all expenses reasonably relating to filing the Registration Statement and keeping the Registration Statement current, effective and available during the period specified above; provided, however, that CorEnergy shall not be responsible for any brokerage fees or underwriting commissions, if any, incurred by any Selling Holders in connection with the resale of Registrable Securities, the fees and expenses of any counsel, accountant or other representative or advisor retained by any of the Holders in connection with resales of the Registrable Securities or income or transfer taxes, if any, relating to the sale or disposition of Registrable Securities.

ARTICLE III
PIGGY-BACK REGISTRATION

Section 3.1       Notice and Registration. If CorEnergy proposes to conduct a registered offering of, or if CorEnergy proposes to file a Registration Statement under the 1933 Act with respect to the registration of, certain CorEnergy Public Shares (such offered shares referred to herein as “Other Securities”), for its own account or for the account of equity holders of CorEnergy (or by CorEnergy and by the equityholders of CorEnergy) (such registered offering, a “Piggyback Registration”), it will give prompt written notice to the Holders of its intention to do so, which notice the Holders shall keep confidential in the manner prescribed for information delivered to Holders pursuant to Section 2.1(k) hereof, and upon the written request of any of the Holders delivered to CorEnergy within fifteen (15) business days after the giving of any such notice (which request shall specify the number and class of CorEnergy Public Shares intended to be disposed of by such Holders and the intended method of disposition thereof) CorEnergy will use all commercially reasonable efforts to effect, in connection with the registration of the Other Securities, the registration under the Securities Act of all such CorEnergy Public Shares which CorEnergy has been so requested to register by the Selling Holders, to the extent required to permit the disposition (in accordance with the intended method or methods thereof as aforesaid) of the CorEnergy Public Shares so to be registered, provided that:

(a)         If, at any time after giving such written notice of its intention to register any Other Securities and prior to the effective date of the registration statement filed in connection with such registration, CorEnergy shall determine for any reason not to register the Other Securities, CorEnergy may, at its election, give written notice of such determination to the Holders and thereupon CorEnergy shall be relieved of its obligation to register such CorEnergy Public Shares in connection with the registration of such Other Securities, without prejudice, however, to the rights (if any) of the Holders immediately to request that such registration be effected as a registration under Article I;

(b)         CorEnergy will not be required to effect any registration pursuant to this Article III if CorEnergy shall have been advised in writing (with a copy to the Selling Holders, subject to the confidentiality requirement set forth above) by a nationally recognized independent investment banking firm selected by CorEnergy to act as lead underwriter in connection with the public offering of securities by CorEnergy that, in such firm’s opinion, such registration at that time would materially and adversely affect CorEnergy’s own scheduled offering, provided, however, that if an offering of some but not all of the shares requested to be registered by the Holders and other holders of CorEnergy’s securities with piggyback rights would not adversely affect CorEnergy’s offering, the offering will include all securities offered by CorEnergy and such number of securities with piggyback rights as is determined by such lead underwriter is the maximum number that can be included without adversely affecting CorEnergy’s offering, and the aggregate number of shares requested to be included in such offering by the Selling Holders and each other group of securityholders with piggyback rights shall be reduced pro rata based on the relative number of shares being proposed for inclusion by each; and

(c)         CorEnergy shall not be required to effect any registration of CorEnergy Public Shares under this Article III incidental to the registration of any of its securities (i) on Form S-8 or any successor form to such Form or in connection with any employee or director welfare, benefit or compensation plan, (ii) on Form S-4 or any successor form to such Form or in connection with an exchange offer, (iii) in connection with a rights offering exclusively to existing holders of stock, (iv) in connection with an offering solely to employees of CorEnergy or its subsidiaries, or (v) relating to a transaction pursuant to Rule 145 of the Securities Act.

Section 3.2        Impact on Rights Under Article I. No registration of CorEnergy Public Shares effected under this Article III shall relieve CorEnergy of its obligations (if any) to effect registrations of CorEnergy Public Shares pursuant to Article I above.

Section 3.3         Registration Expenses. CorEnergy (as between CorEnergy and the Selling Holders) shall be responsible for the payment of all registration expenses in connection with any registration pursuant to this Article III.

ARTICLE IV
INDEMNIFICATION

Section 4.1          Indemnification by CorEnergy. (a) CorEnergy hereby agrees to indemnify and hold harmless the Holders, and their respective agents and employees (each such person being sometimes hereinafter referred to as an “Indemnified Holder”), from and against any and all losses, claims, damages, costs and expenses (including reasonable attorneys’ fees) to which any of the Holders or each such person may become subject under the 1933 Act or otherwise that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or by reason of any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse each Indemnified Holder for any legal or other expenses reasonably incurred by such Indemnified Holder in connection with investigating, preparing or defending against any such loss, claim or damages as such expenses are incurred; provided, however, that the indemnity provided pursuant to this Section 4.1 shall not apply to any Holder with respect to any such losses, claims, damages, costs and expenses (including reasonable attorneys’ fees) that arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon information furnished in writing to CorEnergy by such Holder expressly for use therein relating to such Holder’s status as a selling securities Holder and provided further that the indemnity provided pursuant to this Section 4.1 shall not be for the benefit of any third party.

Section 4.2         Indemnification by Holders. Each Holder selling shares pursuant to the Registration Statement (an “Indemnifying Holder”) severally agrees to indemnify and hold harmless CorEnergy, and its respective directors and officers and each person or entity, if any, who controls CorEnergy (within the meaning of either Section 15 of the Securities Act or Section 20 of the 1934 Act) to the same extent as the foregoing indemnity from CorEnergy to such Indemnifying Holder, but only insofar as such loss, claim, damage, cost or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereto or the Prospectus or any Amendment or supplement thereto in reliance upon and in conformity with written information furnished to CorEnergy by such Selling Holder expressly for use therein; provided that the indemnity provided pursuant to this Section 4.2 shall not be for the benefit of any third party; provided further that that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and that the maximum aggregate indemnity by a Holder will be capped at the amount of proceeds derived by such Holder from the sale of restricted securities of such Holder sold pursuant to the Registration Statement. The indemnifying party shall not settle any matters without the indemnified party’s consent unless the indemnified party is fully released.

Section 4.3         Conduct of Indemnification Proceedings. Each indemnified party shall give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party (i) shall not relieve it from any liability which it may have under the indemnity agreement provided in Sections 4.1 or 4.2 above, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party materially prejudices the indemnifying party or results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided under Sections 4.1 or 4.2 above. After receipt of such notice, the indemnifying party shall be entitled to participate in and, at its option, jointly with any other indemnifying party so notified, to assume the defense of such action or proceeding at such indemnifying party’s own expense with counsel chosen by such indemnifying party; provided, however, that, if the defendants in any such action or proceeding include both the indemnified party and the indemnifying party and the indemnified party reasonably determines, upon advice of counsel, that a conflict of interest exists or that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, then the indemnified party shall be entitled to one separate counsel, the reasonable fees and expenses of which shall be paid by the indemnifying party. If the indemnifying party does not assume the defense of any such action or proceeding, after having received the notice referred to in the first sentence of this Section, the indemnifying party will pay the reasonable fees and expenses of counsel (which shall be limited to a single law firm in addition to any local counsel necessary in connection with such action or proceeding) for the indemnified party. In such event, the indemnifying party will not be liable for any settlement effected without the written consent of such indemnifying party. If the indemnifying party assumes the defense of any such action or proceeding in accordance with this Section, such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding except as set forth in the proviso in the second sentence of this Section 4.3.

Section 4.4          Contribution.

(a)          In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Article IV is for any reason held to be unenforceable although applicable in accordance with its terms, CorEnergy and the Selling Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by CorEnergy and the Selling Holders, in such proportion as is appropriate to reflect the relative fault of CorEnergy on the one hand and the Selling Holders on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified parties shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or the indemnified parties, and the parties’ relative intent, access to information and opportunity to correct or prevent such action.

(b)         The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 4.4(a). Notwithstanding the provisions of this Section 4.4, a Selling Holder shall not be required to contribute any amount in excess of the amount of the net proceeds received by such Holder in such offering giving rise to such liability.

(c)         Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 4.4, each person, if any, who controls any Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Holder, and each director of CorEnergy, each officer of CorEnergy who signed the Registration Statement and each person, if any, who controls CorEnergy within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, shall have the same rights to contribution as CorEnergy.

ARTICLE V
MISCELLANEOUS

Section 5.1           Class B Common Stock Restrictions on Transfer.

(a)         Until the date that is the one-year anniversary of the Closing Date, no holder of outstanding shares of Class B Common Stock shall transfer any such shares of Class B Common Stock to any Person without the prior approval of the Board of Directors, provided that a holder of shares of Class B Common Stock shall be entitled to transfer shares of Class B Common Stock to an Affiliate of such holder for estate planning purposes.

Section 5.2          Automatic Shelf Registrations. If CorEnergy files an automatic Shelf Registration Statement as defined in Rule 405 under the 1933 Act (“Automatic Shelf Registration Statement”) for the benefit of the holders of any of its securities other than the Holders, and the Holders of Registrable Securities do not request that their Registrable Securities be included in such Automatic Shelf Registration Statement, CorEnergy agrees that, at the request of any Holder, it will include in such Automatic Shelf Registration Statement such disclosures as may be required by Rule 430B under the 1933 Act in order to ensure that the Holders of Registrable Securities may be added to such Automatic Shelf Registration Statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

Section 5.3          Certain Other Obligations of CorEnergy. CorEnergy covenants that, so long as it is subject to the reporting requirements of the 1934 Act, it will use its reasonable efforts to file the reports required to be filed by it under the 1934 Act so as to enable the Holders to sell the Registrable Securities pursuant to Rule 144 under the 1933 Act.

(a)        In connection with any sale, transfer or other disposition by a Holder of any Registrable Securities pursuant to Rule 144 under the 1933 Act, CorEnergy shall reasonably cooperate with such Holder to facilitate the timely preparation and delivery of certificates evidencing any certificated Registrable Securities to be sold and not bearing any 1933 Act legend, and to take such equivalent actions as may be required with the then-current transfer agent and registrar for any Registrable Securities held in uncertificated form, so as to enable certificates for such Registrable Securities (or the equivalent ownership records for uncertificated Registrable Securities) to be issued for such number of shares and registered in such names as the selling Holder may reasonably request. CorEnergy’s obligation set forth in the previous sentence shall be subject to the receipt by CorEnergy and its transfer agent of customary Rule 144 sellers’ representations from such Holder (or an equivalent opinion of counsel to such Holder), in form and substance reasonably satisfactory to CorEnergy and its transfer agent, as well as an opinion from counsel to CorEnergy that such 1933 Act legend need not appear on such certificate (or the equivalent ownership records with respect to any uncertificated Registrable Securities).

Section 5.4         Successors and Assigns. The terms hereof shall be binding upon and inure to the benefit of CorEnergy and the respective Holders.

Section 5.5       Amendments and Waivers. The terms hereof, including the provisions of this sentence, may not be amended, modified, supplemented or waived, nor may consent to departures therefrom be given, without the written consent of CorEnergy and Holders representing two-thirds (2/3) of the Registrable Securities then outstanding and covered hereby; provided, however, that no amendment, modification, supplement or waiver of, or consent to the departure from, the provisions hereof, which has the purpose or effect of reducing, impairing or adversely affecting the right of any Holder, shall be effective as against such Holder of Registrable Securities unless consented to in writing by such Holder. Notice of any such amendment, modification, supplement, waiver or consent adopted in accordance with this Section 5.5 shall be provided by CorEnergy to the applicable Holder or Holders of Registrable Securities at least 30 days prior to the effective date of such amendment, modification, supplement, waiver or consent.

Section 5.6         Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery, (i) if to the Holders, c/o Richard Green at 1100 Walnut Street, Suite 3350, CorEnergy Infrastructure Trust, Inc., Kansas City, Missouri 64106 (with a copy to Jim Allen at Stinson LLP, 1201 Walnut Street, Suite 2900, Kansas City, Missouri 64106), or (ii) if to CorEnergy, at 1100 Walnut Street, Suite 3350 Kansas City, Missouri 64106, Attention: David J. Schulte.

Section 5.7        Specific Performance. The parties hereto agree that the obligations imposed on them herein are special, unique and of an extraordinary character, and that in the event of breach by any party damages would not be an adequate remedy, and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity; and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

Section 5.8        Headings. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 5.9          Severability. If any provision hereof (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstance.

Section 5.10       Governing Law. The terms hereof shall be governed by and construed in accordance with the internal laws of the State of Maryland applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

Section 5.11        Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effects as if all parties had signed the same documents.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this agreement as of February 4, 2021.

CORENERGY INFRASTRUCTURE TRUST, INC.

By:	/s/ David J. Schulte
Name:	David J. Schulte
Title:	Executive Chairman, CEO & President

HOLDERS:
/s/ John D. Grier	/s M. Bridget Grier
John D. Grier,
Individually and as Trustee of each of (i) The Bridget Grier Spousal Support Trust dated December 18, 2012; (ii) The Hugh David Grier Trust dated October 15, 2012; and (iii) The Samuel Joseph Grier Trust dated October 15, 2012
M. Bridget Grier

[Signature Page to Registration Rights Agreement]

SCHEDULE A

Holders:

John D. Grier

M. Bridget Grier

The Bridget Grier Spousal Support Trust dated December 18, 2012

The Hugh David Grier Trust dated October 15, 2012

The Samuel Joseph Grier Trust dated October 15, 2012